As filed with the Securities and Exchange Commission on November 10, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amphenol Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2785165 (I.R.S. Employer Identification Number)

358 Hall Avenue
Wallingford, Connecticut 06492
(203) 265-8900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Fourth Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries

(formerly known as the 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries)

(Full title of the plan)

Edward C. Wetmore, Esq.
Vice President, Secretary and General Counsel
Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492

(203) 265-8634

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ronald A. Fleming, Jr.

Pillsbury Winthrop Shaw Pittman LLP

1540 Broadway

New York, New York 10036

(212) 858-1143

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Class A Common Stock, par value $0.001 per share	22,200,000	$41.88	$929,736,000	$39,260
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock to be offered or sold pursuant to the above-named plans that may be issued as a result of the adjustment provisions therein by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)

Pursuant to Rule 416(b) of the Securities Act, the amount to be registered includes an increase of 5,400,000 shares of common stock resulting from two 2-for-1 splits of 1,800,000 shares which were previously registered under The 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries.

(3)

The proposed maximum offering price per share and proposed maximum aggregate offering price for the 22,200,000 shares of Common Stock available for the grant of future awards were calculated pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low prices of the shares of Common Stock as reported on the New York Stock Exchange on November 6, 2009.

(4)

The registration fee is solely based on 16,800,000 shares of common stock authorized for issuance under The Fourth Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries.  Pursuant to Rule 416(b) of the Securities Act, no additional fee is required for the remaining 5,400,000 shares of common stock resulting from two 2-for-1 splits of 1,800,000 shares which were previously registered under the previous Registration Statement on Form S-8 (File No. 33-86618) in connection with The 2000 Stock Purchase and Stock Option Plan for Key Employees of Amphenol and Subsidiaries.

AMPHENOL CORPORATION

REGISTRATION STATEMENT ON FORM S-8

STATEMENT UNDER GENERAL INSTRUCTION E — REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers additional shares of the Common Stock of Amphenol Corporation (the “Registrant”) to be issued pursuant to The Fourth Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (formerly known as the 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries) (the “Plan”). This Registration Statement also reflects an increase in the amount of shares previously registered under the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (“SEC”) on April 19, 2002 (File No. 33-86618) (the “Previous Form S-8”) to account for two 2-for-1 stock splits of 1,800,000 shares authorized under the Plan. Accordingly, the contents of the Previous Form S-8, including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.  Those reports that the Registrant has most recently filed with the SEC are listed below:

(1)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on February 23, 2009;

(2)           The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the Commission on May 6, 2009; for the fiscal quarter ended June 30, 2009, filed with the Commission on August 6, 2009; and for the fiscal quarter ending September 30, 2009, filed with the Commission on October 26, 2009; and

(3)           The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 9, October 30, November 4 and November 5, 2009.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.  For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The validity of the securities registered hereby has been passed upon for the Registrant by Edward C. Wetmore, Esq., Vice President, Secretary and General Counsel of the Registrant.  As of November 9, 2009, Mr. Wetmore beneficially owned 127,192 shares of Common Stock of the Company (including 1,392 shares held directly and 125,800 shares issuable upon the exercise of options vested as of November 9, 2009 or within 60 days thereafter).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description
5.1	Opinion of Counsel*

23.1	Consent of Edward C. Wetmore, Esq. (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

24.1	Power of Attorney of certain officers and directors of Registrant (included on the signature page hereof)

99.1	The Fourth Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (filed as Exhibit 10.20 to the June 30, 2007 Form 10-Q and incorporated herein by reference)

99.2	Form of 2000 Management Stockholder’s Agreement as of May 24, 2007 (filed as Exhibit 10.25 to the June 30, 2007 Form 10-Q and incorporated herein by reference)

99.3	Form of 2000 Non-Qualified Stock Option Grant Agreement Amended as of May 24, 2007 (filed as Exhibit 10.28 to the June 30, 2007 Form 10-Q and incorporated herein by reference)

*              Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wallingford, State of Connecticut, on the 10th day of November, 2009.

AMPHENOL CORPORATION

/s/ R. ADAM NORWITT
R. Adam Norwitt
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Diana G. Reardon and Edward C. Wetmore, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ R. ADAM NORWITT	President and Chief Executive Officer	November 10, 2009
R. Adam Norwitt	(Principal Executive Officer)

/s/ DIANA G. REARDON	Senior Vice President and Chief Financial Officer	November 10, 2009
Diana G. Reardon	(Principal Financial Officer and Principal Accounting Officer)

/s/ MARTIN H. LOEFFLER	Chairman of the Board of Directors	November 10, 2009
Martin H. Loeffler

/s/ RONALD P. BADIE	Director	November 10, 2009
Ronald P. Badie

/s/ STANLEY L. CLARK	Director	November 10, 2009
Stanley L. Clark

/s/ EDWARD G. JEPSEN	Director	November 10, 2009
Edward G. Jepsen

/s/ ANDREW E. LIETZ	Director	November 10, 2009
Andrew E. Lietz

/s/ JOHN R. LORD	Director	November 10, 2009
John R. Lord

/s/ DEAN H. SECORD	Director	November 10, 2009
Dean H. Secord

AMPHENOL CORPORATION

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Counsel*

23.1	Consent of Edward C. Wetmore, Esq. (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

24.1	Power of Attorney of certain officers and directors of Registrant (included on the signature page hereof)

99.1	The Fourth Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (filed as Exhibit 10.20 to the June 30, 2007 Form 10-Q)

99.2	Form of 2000 Management Stockholder’s Agreement as of May 24, 2007 (filed as Exhibit 10.25 to the June 30, 2007 Form 10-Q)

99.3	Form of 2000 Non-Qualified Stock Option Grant Agreement Amended as of May 24, 2007 (filed as Exhibit 10.28 to the June 30, 2007 Form 10-Q)